EXHIBIT 10.1

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”), is made as of September 19, 2018 (the “Closing Date”), by and between Baupost Group Securities, LLC (“Seller”) and International Bancshares Corporation (“Purchaser”).

WHEREAS, as of the date hereof, Purchaser deems it to be in its best interest to repurchase from Seller warrants (the “Warrants” and each, a “Warrant”) issued by Purchaser (in such capacity, the “Warrant Issuer”), on June 12, 2013, pursuant to a warrant certificate (the “Original Warrant Certificate”, and, as subsequently reregistered in the name of Boomsail Co., a custodian of Seller, the “Warrant Certificate”), to purchase up to 1,326,238 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Warrant Issuer for $24.43 per share.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties contained in this Agreement and intending to be legally bound, the parties agree as follows:

1. Purchase and Sale of the Warrants.

(a) Upon the terms and subject to the conditions herein set forth, Seller hereby agrees to sell, assign, deliver, and transfer to Purchaser, and Purchaser hereby agrees to purchase from Seller, for an amount in U.S. dollars equal to the Aggregate Purchase Price (as defined below), the Warrants and the Warrant Certificate, free and clear of all liens, claims, pledges, charges, restrictions and encumbrances of any nature whatsoever.

(b) Seller shall deliver to Purchaser the Warrant Certificate and an original Assignment of Warrant, in the form attached as Exhibit A to this Agreement (the “Assignment”), duly executed by Boomsail Co. and providing for the transfer of the Warrants to Purchaser, on or before seven business days from the date of this Agreement, and Seller shall provide Purchaser with the tracking number(s) used to transfer the Warrant Certificate and the Assignment to Purchaser.  Purchaser shall confirm with Seller when Purchaser receives the Warrant Certificate and Assignment.  Upon confirmation of receipt of the Warrant Certificate and Assignment, Purchaser shall, within one business day, deliver to Seller an amount equal to the Aggregate Purchase Price by wire transfer in same day funds to Seller at the following account:

State Street Bank and Trust Company
ABA # 011000028
A/C Baupost Group Securities L.L.C.
A/C # 0432-536-1
F/C H6Y8

2. Certain Definitions.

(a) “Aggregate Purchase Price” means $29,004,825.06.

(b) “Closing Date” has the meaning set forth in the introductory paragraph.

3. Conditions to Closing.

(a) Purchaser’s receipt of the Warrant Certificate and Assignment, the accuracy of the representations and warranties set forth in Section 4, and the performance by Seller of the obligations set forth herein, shall be conditions precedent to Purchaser’s obligation to purchase and pay for any and all of the Warrants and to perform its obligations hereunder.

(b) The accuracy of the representations and warranties set forth in Section 5, and the performance by Purchaser of the obligations set forth herein, shall be conditions precedent to the Seller’s obligation to sell and deliver any or all of the Warrants to Purchaser and to perform its obligations hereunder.

4. Representations, Warranties and Agreements of Seller.  Seller represents and warrants to and agrees with Purchaser as follows:

(a) Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite company power and authority to own, lease, and operate its properties and carry on its business;

(b) Seller has full right, power and authority to enter into and perform its obligations under this Agreement and to sell the Warrants to Purchaser, and this Agreement has been duly authorized, executed and delivered by Seller and no other action is required to authorize the execution, delivery and performance of this Agreement and the consummation of such sale by Seller;

(c) this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles;

(d) Seller has and is transferring to Purchaser good and marketable title to the Warrants and Warrant Certificate free and clear of any and all liens, claims, pledges, charges, restrictions, equities and encumbrances of any nature whatsoever; and

(e) Seller’s entry into this Agreement and sale of the Warrants to Purchaser do not and will not violate or conflict with the charter and bylaws (or other constitutive documents) of Seller or the terms of any material agreement made by or applicable to Seller or any of its affiliates and do not and will not violate or conflict with any law, rule, provision, policy or order applicable to Seller.

5. Representations and Warranties of Purchaser; Covenants of Purchaser. Purchaser represents and warrants to and agrees with Seller as follows:

(a) Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease, and operate its properties and carry on its business;

(b) Purchaser has the full right, power and authority to enter into and perform its obligations under this Agreement and to acquire the Warrants, and this Agreement has been duly authorized, executed and delivered by Purchaser and no other action is required to authorize the execution, delivery and performance of this Agreement and the consummation of such acquisition by Purchaser;

(c) this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles; and

(d) Purchaser’s entry into this Agreement and repurchase of the Warrants do not and will not violate or conflict with the charter and bylaws (or other constitutive documents) of Purchaser or the terms of any material agreement made by or applicable to Purchaser or any of its affiliates and do not and will not violate or conflict with any law, rule, provision, policy or order applicable to Purchaser.

6. Indemnification.  Seller hereby indemnifies Purchaser and each of its agents and affiliates and their respective successors and assignees (each a “Purchaser Indemnified Person”) against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third-party claim or a claim solely between the parties hereto, and any incidental, indirect or consequential damages, losses, liabilities or expenses, and any lost profits or diminution in value) (“Damages”) incurred or suffered by any Purchaser Indemnified Person to the extent such Damages arise out of (i) any material misrepresentation or material breach of warranty or material breach of covenant or agreement made or to be performed by Seller pursuant to this Agreement, and (ii) any breach of Section 8 of the Warrant Certificate in connection with this Agreement or the performance by the parties of their obligations hereunder.

Purchaser hereby indemnifies Seller and each of its agents and affiliates and their respective successors and assignees (each a “Seller Indemnified Person”) against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any Seller Indemnified Person to the extent such Damages arise out of any material misrepresentation or material breach of warranty or material breach of covenant or agreement made or to be performed by Purchaser pursuant to this Agreement.

7. Submission to Jurisdiction; Service of Process; Governing Law.

(a) The parties to this Agreement hereby irrevocably submit to the jurisdiction of any Federal or State court located in The County of New York, New York over any suit, action or proceeding arising out of or relating to this Agreement.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court.

(b) Service of process may be made in any manner permitted by law.

(c) This Agreement and the transactions described herein shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice-of-law provisions.

8. Notice.  All notices, requests, demands and other communications required or permitted under this Agreement shall be sent via e-mail to the e-mail addresses of all the contacts listed for such party in this Section 8 and shall be deemed to have been given when sent and no acknowledgement from the intended recipient shall be required; provided that if such notice, request, demand or other communication is not sent via e-mail during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the immediately following business day for the recipient.

If to Seller:

c/o The Baupost Group, L.L.C.
10 Saint James Avenue, Suite 1700
Boston, MA 02116
Attention: Legal Department
Email: Legal@baupost.com

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Jeffrey R. Katz, Esq.
Facsimile: (617) 235-0617
E mail:jeffrey.katz@ropesgray.com

If to Purchaser:

International Bancshares Corporation
1200 San Bernardo Avenue
Laredo, Texas  78040
Attention:  Dennis E. Nixon
Telephone: (956-722-7611
Email:  dnixon@iboc.com

With a copy to:

Dykema Cox Smith
112 E. Pecan St.
Suite 1800
San Antonio, Texas  78205
Attention:  Jeffrey C. Gifford
Telephone: (210) 554-5560
Email:  jgifford@dykema.com

9. Miscellaneous.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.  This Agreement and the rights and obligations hereunder shall not be assignable without written consent of the other party.

(b) If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effects the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part.  To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law or any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(d) This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.  This Agreement may not be modified or amended other than by an agreement in writing.

(e) This Agreement may be terminated by (i) written agreement of the parties, (ii) Seller in the event of a breach in any material respect of any representation or warranty of Purchaser; or (iii) Purchaser in the event of a breach in any material respect of any representation or warranty of Seller, or failure of the Seller to deliver or cause to be delivered the Warrant Certificate and Assignment pursuant to Section 1(b).  Following such termination, each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of either party arising out of and to be performed in connection with this Agreement either prior to or after the termination date.

(f) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(g) Each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby, including, if necessary, Seller providing an original assignment of the Warrant, in form and substance reasonably satisfactory to

Purchaser, duly executed by the holder of the Warrant Certificate and evidencing the transfer of the Warrants to Seller prior to Seller’s transfer of the Warrants to Purchaser.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

Baupost Group Securities, LLC

By:	/s/ James F. Mooney III
	Name:	James F. Mooney III
	Title:	Partner

PURCHASER:

INTERNATIONAL BANCSHARES CORPORATION

By:	/s/ Judith I. Wawroski
	Name:	Judith I. Wawroski
	Title:	Chief Accounting Officer

Exhibit A

Assignment of Warrants

FOR VALUE RECEIVED, pursuant to the Warrant Purchase Agreement, dated September 19, 2018 (the “Agreement”) by and between Baupost Group Securities, LLC and International Bancshares Corporation (the “Company”), the undersigned hereby sells, assigns and transfers unto the Company the right represented by the Warrant Certificate to purchase up to 1,326,238 shares of common stock, par value $1.00 per share, of the Company and appoints Eliza V. Gonzalez attorney to transfer said right on the Company’s books with full power of substitution in the premises.  Each capitalized term used but not defined in this Assignment of Warrants has the meaning given to it in the Agreement.

Dated: _________, 2018

Boomsail Co.

By:
Name:
Title: